The Boeing Company P.O. Box 3707 Seattle, WA 98124-2207

April 9, 2020

SWA-PA-03729-MISC-2001512

Southwest Airlines Co.
PO Box 37611 – Love Field
Dallas, Texas 75235

Subject: Application of Advance Payments

Reference: Purchase Agreement No. 3729 (Purchase Agreement) between The Boeing Company (“Boeing”) and Southwest Airlines Co. (“Customer”) relating to Model 737-8 aircraft and 737-7 aircraft

Boeing / Customer meeting in Dallas on February 27th, draft delivery schedule shared by Boeing titled “SWA Delivery Scenario Con 2-26-20” (“Delivery Scenario”)

Customer has continued to pay advance payments pursuant to its Purchase Agreement obligations. As a result of the FAA grounding of the 737 MAX aircraft and delay in aircraft deliveries, [***]

Boeing and Customer agree that [***]

For the avoidance of doubt, the application of advance payments described in this letter does not alter terms contained in Letter Agreement No.1106476R2 titled [***] under the Purchase Agreement.

The foregoing is confidential information, therefore please limit the disclosure of its contents to Customer’s employees with a need to know the contents and who understand they are not to disclose its contents to any other person or entity.

Sincerely,

/s/ Carson J May

Carson J. May
Regional Director – Contracts
Boeing Commercial Airplanes

[***] = Certain identified information has been excluded from the exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

BOEING PROPRIETARY